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                                RIGHTS AGREEMENT

                  This Agreement, dated as of September 24, 1987, between PFIZER INC., a Delaware corporation (the "Company"), and THE CHASE MANHATTAN BANK, N.A., a national banking association (the "Rights Agent").

                              W I T N E S S E T H :

                  WHEREAS, on September 24, 1987, the Board of Directors of the Company authorized the issuance of, and declared a dividend payable in, one right (a "Right") for each share of Common Stock, $0.10 par value per share, of the Company outstanding as of the close of business on October 5, 1987 (the "Record Date"), each such Right representing the right to purchase one one-hundredth of a share of Series A Junior Participating Preferred Stock ("Preferred Stock") of the Company having the rights and preferences set forth in the form of Certificate of Designations attached hereto as Exhibit A, upon the terms and subject to the conditions hereinafter set forth: and

                  WHEREAS, the Board of Directors of the Company presently intends to authorize the issuance of one Right with respect to each share of Common Stock which may be issued between the Record Date and the Expiration Date (as such terms are hereinafter defined);


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                  NOW, THEREFORE, in consideration of the premises and the
mutual agreements herein set forth, the parties hereby agree as follows:

                  Section 1. Certain Definitions. For purposes of this Agreement, the following terms shall have the meanings indicated:

                   (a) "Acquiring Person" shall mean any Person (as such term is hereinafter defined) who or which, together with all Affiliates (as such term is hereinafter defined) and Associates (as such term is hereinafter defined) of such Person, shall be the Beneficial Owner as such term is hereinafter defined) of 20% or more of the shares of Common Stock of the Company then outstanding; provided, however, that an Acquiring Person shall not include an Exempt Person (as such term is hereinafter defined).

                  (b) "Affiliate" shall have the meaning ascribed to such term in Rule 12b-2 of the General Rules and Regulations under the Securities Exchange Act of 1934, as amended ("Exchange Act"), as in effect on the date hereof.

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                  (c) "Associate" of a Person (as such term is hereinafter
         defined) shall mean (i) with respect to a corporation, any officer or director thereof or of any Sub-sidiary (as such term is hereinafter defined) thereof, or any Beneficial Owner (as such term is hereinafter defined) of 10% or more of any class of equity security thereof, (ii) with respect to an association, any officer or director thereof or of a Subsidiary thereof, (iii) with respect to a partnership, any general partner thereof or any limited partner thereof who is directly or indirectly, the Beneficial Owner of a 10% ownership interest therein,
         (iv) with respect to a business trust, any officer or trustee thereof or of any Subsidiary thereof, (v) with respect to any other trust or an estate, any trustee, executor or similar fiduciary or any Person who has a 20% or greater interest as a beneficiary in the income from or principal of such trust or estate or who otherwise has a substantial beneficial interest in such trust or estate, (vi) with respect to a natural person, any relative or spouse of such person, or any relative of such spouse, who has the same home as such person, and (vii) any Affiliate of such Person.


                  (d) A person shall be deemed the "Beneficial Owner" of, or to "Beneficially Own", any securities:

                           (i) which such Person or any of such Person's
                  Affiliates or Associates beneficially owns, directly or indirectly, for purpose of Section 13(d) of the Exchange Act and Regulation 13D-G thereunder (or any comparable or successor law or regulation), in each case as in effect on the date hereof; and

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                           (ii) which such Person or any of such Person's
                  Affiliates or Associates has (A) the right to acquire (whether such right is exercisable immediately or only after the passage of time or the fulfillment of a condition or both) pursuant to any agreement, arrangement or understanding, or upon the exercise of conversion rights, exchange rights, other rights (other than these Rights), warrants or options, or otherwise; provided, however, that a Person shall not be deemed the "Beneficial Owner" of, or to "Beneficially Own", securities tendered pursuant to a tender or exchange offer made by such Person or any of such Person's Affiliates or Associates until such tendered securities are accepted for purchase or exchange or (B) the right to vote, alone or in concert with others, pursuant to any agreement, arrangement or understanding (whether or not in writing); provided, however, that a Person shall not be deemed the "Beneficial Owner" of, or to "Beneficially Own", any securities if the agreement, arrangement or understanding to vote such security (1) arises solely from a revocable proxy or consent given in response to a proxy or consent solicitation made pursuant to, and in accordance with, the applicable rules and regulations under the Exchange Act and (2) is not at the time reportable by such Person on a Schedule 13D report under the Exchange Act (or any comparable or successor report), other than by reference to a proxy or consent solicitation being conducted by such Person; or

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

                           (iii) which are beneficially owned, directly or
                  indirectly, by any other Person with which such Person or any of such Person's Affiliates or Associates has any agreement, arrangement or understanding (whether or not in writing) for the purpose of acquiring, holding, voting (except as described in clause B of subparagraph (ii) of this paragraph (d)) or disposing of any securities of the Company.

                  (e) "Business Day" shall mean any day other than a Saturday, Sunday, or a day on which banking institutions in the State of New York are authorized or obligated by law or executive order to close.

                  (f) "Close of Business" on any given date shall mean 5:00 P.M., New York time, on such date; provided, however, that if such date is not a Business Day it shall mean 5:00 P.M., New York time, on the next succeeding Business Day.

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

                  (g) "Common Stock" shall mean the Common Stock (presently $0.10 par value) of the Company. "Common Stock" when used with reference to the Principal Party (as such term is hereinafter defined) shall mean the capital stock or other equity security with the greatest voting power of the Principal Party and, when used with reference to any Person other than the Company or the Principal Party, shall mean the capital stock or other equity security with the greatest voting power of such Person or, if such Person is a Subsidiary of or is controlled by another Person, the Person which ultimately controls such first mentioned Person.

                  (h) "Distribution Date" shall have the meaning set forth in
         Section 3(b) hereof.

                  (i) "Exchange Act" shall have the meaning set forth in Section l(b) hereof.

                  (j) "Exempt Person" shall mean the Company, any Subsidiary of the Company, any employee benefit plan or employee stock plan of the Company or of any Subsidiary of the Company, or any trust or other entity organized, appointed, established or holding Common Stock for or pursuant to the terms of any such plan.

                  (k) "Exercise Price" shall have the meaning set forth in Sections 4 and 7(b) hereof.

                  (1) "Expiration Date" shall have the meaning set forth in
         Section 7(a) hereof.

                  (m) "Fair Market Value" of any property shall mean the fair market value of such property as determined in accordance with Section ll(b) hereof.

                  (n) "Final Expiration Date" shall have the meaning set forth in Section 7(a) hereof.

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

                  (o) "Person" shall mean any individual, firm, corporation or other entity.

                  (p) "Principal Party" shall have the meaning set forth in
         Section 13(b) hereof.

                  (q) "Redemption Price" shall have the meaning set forth in
         Section 23(a) hereof.

                  (r) "Right Certificate" shall have the meaning set forth in
         Section 3(b) hereof.

                  (s) "Stock Acquisition Date" shall mean the first date by which both (i) an Acquiring Person has become such and (ii) a public announcement of such fact has been made by either the Company or such Acquiring Person.

                  (t) "Subsidiary" of a Person shall mean any corporation or other entity of which securities or other ownership interests having voting power sufficient to elect a majority of the board of directors or other persons performing similar functions are beneficially owned, directly or indirectly, by such Person or by any corporation or other entity that is otherwise controlled by such Person.

                  (u) "Summary of Rights" shall have the meaning set forth in
         Section 3(a) hereof.

                  (v) "Trading Day" shall have the meaning set forth in Section ll(b) hereof.

                  (w) "Transfer Tax" shall mean any tax or charge, including any documentary stamp tax, imposed or collected by any governmental or regulatory authority in respect of any transfer of any security, instrument or right, including Rights, shares of Common Stock and shares of Preferred Stock.

                                       7
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Any determination required to be made by the Board of Directors of the Company for purposes of applying the definitions contained in this Section 1 shall be made by the Board of Directors in its good faith judgment, which determination shall be binding on the Rights Agent and the holders of the Rights.

                  Section 2. Appointment of Rights Agent. The Company hereby appoints the Rights Agent to act as agent for the Company and the holders of the Rights in accordance with the terms and conditions hereof, and the Rights Agent hereby accepts such appointment. The Company may from time to time appoint such Co-Rights Agents as it may deem necessary or desirable.

                  Section 3. Issuance of Right Certificates.

                  (a) On the Record Date (or as soon as practicable thereafter), the Company or the Rights Agent shall send a copy of a Summary of Rights, in substantially the form attached hereto as Exhibit C (the "Summary of Rights"), by first class mail, postage prepaid, to each record holder of the Common Stock as of the close of business on the Record Date, at the address of such holder shown on the records of the Company.

                  (b) Until the close of business on the tenth day after the earlier to occur of (i) the Stock Acquisition Date or (ii) the date of the commencement by any Person (other than an Exempt Person) of, or the first public announcement of the intent of any Person (other than an Exempt Person) to commence. a tender or exchange offer upon the successful consummation of which such Person, together with its Affiliates and Associates, would be the Beneficial Owner of 30% or more of the then outstanding shares of Common Stock of the Company (irrespective of whether any shares are actually purchased pursuant to any such offer) (the earlier of such dates being herein referred to as the "Distribution Date"), (x) the Rights shall be evidenced (subject to the provisions of Section 3(a)) by the certificates for Common Stock registered in the name of the holders of the Common Stock (which certificates for Common Stock shall also constitute certificates for Rights) and not by separate Right certificates and the record holders of such certificates for Common Stock shall be the record holders of the Rights represented thereby and (y) each Right shall be transferable only simultaneously and together with the transfer of a share of Common Stock (subject to adjustment as hereinafter provided). Until the Distribution Date (or, if earlier, the Expiration Date or Final Expiration
Date), the surrender for transfer of any certificate for Common Stock shall constitute the surrender for transfer of the Right of Rights associated with the Common Stock evidenced thereby, whether or not a copy of the Summary of Rights is transferred simultaneously with such share certificate.

                   (c) Certificates for Common Stock issued after the Record Date but prior to the earliest of the Distribution Date, the Expiration Date, or the Final Expiration Date shall' have impressed, printed, written or stamped thereon or otherwise affixed thereto the following legend:


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

                           This certificate also evidences and entitles the
                  holder hereof to the same number of Rights as the number of shares of Common Stock represented by this certificate, such Rights being on the terms provided under the Rights Agreement between Pfizer Inc. and The Chase Manhattan Bank, N.A. (the "Rights Agent"), dated as of September 24, 1987 (the "Rights Agreement"), the terms of which are incorporated herein by reference and a copy) of which is on file at the principal executive offices of Pfizer Inc. Under certain circumstances, as set forth in the Rights Agreement, such Rights shall be evidenced by separate certificates and shall no longer be evidenced by this certificate. Pfizer, Inc. shall mail to the registered holder of this certificate a copy of the Rights Agreement without charge within five days after receipt of a written request therefor. Under certain circumstances as provided in the Rights Agreement, Rights issued to or owned by Acquiring Persons or their Affiliates or Associates (as defined in the Rights Agreement) and any subsequent holder of such Rights shall be null and void.

                   (d) As promptly as practicable after the Distribution Date, the Rights Agent shall send, by first class mail, postage prepaid, to each record holder of the Common Stock as of the close of business on the Distribution Date, as shown by the records of the Company, at the address of such holder shown on such records, a certificate in the form provided by Section 4 hereof (a "Right Certificate"), evidencing one Right for each share of Common Stock so held. As of and after the Distribution Date, the Rights shall be evidenced solely by Right Certificates and may be transferred by the transfer of the Right Certificate as permitted hereby, separately and apart from any transfer of one or more shares of Common Stock.

                  Section 4. Form of Right Certificates.

                  (a) The Right Certificates (and the forms of election to purchase shares, certificate and assignment to be printed on the reverse thereof), when, as and if issued, shall be substantially in the form set forth in Exhibit B hereto and may have such marks of identification or designation and such legends, summaries or endorsements printed thereon as may be required to comply with any law or with any rule or regulation made pursuant thereto or with any rule or regulation of any stock exchange on which the Common Stock or the Rights may from time to time be listed or as the Company may deem appropriate to conform to usage or otherwise and as are not inconsistent with the provisions of this Rights Agreement. Subject to the provisions of Section 22 hereof, Right Certificates evidencing Rights whenever issued, (i) shall be dated as of the date of issuance of the Rights they represent and (ii) subject to adjustment from time to time as provided herein, on their face shall entitle the holders thereof to purchase such number of shares (including fractional shares which are integral multiples of one-hundredth of a share) of Preferred Stock as shall be set forth therein at the price payable upon exercise of a Right provided by
Section 7(b) hereof as the same may from time to time be adjusted as provided herein, (the "Exercise Price").

                  (b) Notwithstanding any other provision of this Rights Agreement, any Right Certificate that represents Rights beneficially owned by an Acquiring Person or any Affiliate or Associate thereof shall have impressed on, printed on, written on or otherwise affixed to it (if the Company or the Rights Agent has knowledge that such Person is an Acquiring Person or an Associate or Affiliate or a nominee of any of the foregoing) the following legend:

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

                           The Beneficial Owner of the Rights represented by
                  this Right Certificate is an Acquiring Person or an Affiliate or an Associate of an Acquiring Person. Accordingly, this Right Certificate and the Rights represented hereby may be or become void in the circumstances specified in Section 7(e) of the Rights Agreement.

                  Section 5. Countersignature and Registration.

                  (a) Each Right Certificate shall be executed on behalf of the Company by its Chairman of the Board of Directors, President or any Vice President, either manually or by facsimile signature, and have affixed thereto the Company's seal or a facsimile thereof which shall be attested by the Secretary or an Assistant Secretary of the Company, either manually or by facsimile signature. Each Right Certificate shall be countersigned by the Rights Agent either manually or by facsimile signature and shall not be valid for any purpose unless so countersigned. In case any officer of the Company who shall have signed any Right Certificate shall cease to be such officer of the Company before countersignature by the Rights Agent and issuance and delivery of the certificate by the Company, such Right Certificate, nevertheless, may be countersigned by the Rights Agent and issued and delivered with the same force and effect as though the person who signed such Right Certificates had not ceased to be such officer of the Company. Any Right Certificate may be signed on behalf of the Company by any person who, on the date of the execution of such Right Certificate, shall be a proper officer of the Company to sign such Right Certificate, although at the date of the execution of this Rights Agreement any such person was not such an officer.


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

                  (b) Following the Distribution Date, the Rights Agent will keep or cause to be kept, at its Shareholder Services Office or offices designated in such state as the appropriate place for surrender of certificates upon exercise or transfer books for registration and transfer of the Right Certificates issued hereunder. Such books shall show the names and addresses of the respective holders of the Right Certificates, the number of Rights evidenced on its face by each of the Right Certificates and the date of each of the Right Certificates.

                  Section 6. Transfer, Split Up, Combination and Exchange of Right Certificates; Mutilated, Destroyed, Lost or Stolen Right Certificates.


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                  (a) Subject to the provisions of Section 14(b) hereof, at any time after the close of business on the Distribution Date, and at or prior to the close of business on the earlier of the Expiration Date or the Final Expiration Date, any Right Certificate, may be (i) transferred or (ii) split up, combined or exchanged for one or more other Right Certificates, entitling the registered holder to purchase a like number of shares of Preferred Stock as the Right Certificate surrendered then entitled such holder to purchase. Any registered holder desiring to transfer any Right Certificate shall surrender the Right Certificate at the shareholder services office of the Rights Agent with the form of certificate and assignment on the reverse side thereof endorsed (or with a written instrument of transfer in form satisfactory to the Company and the Rights Agent enclosed with such Right Certificate), executed by the registered holder thereof or his attorney authorized in writing, and with such signature guaranteed by a commercial bank or brokerage firm registered with the New York Stock Exchange. Any registered holder desiring to split up, combine or exchange any Right Certificate shall make such request in writing delivered to the Rights Agent, and shall surrender the Right Certificate to be split up, combined or exchanged at the office of the Rights Agent designated for such purpose. Thereupon, the Rights Agent shall countersign and deliver to the person entitled thereto a Right Certificate or Right Certificates, as the case may be, as so requested. The Company may require payment of a sum sufficient to cover any Transfer Tax that may be imposed in connection with any transfer, split up, combination or exchange of any Right Certificates.

                  (b) Upon receipt by the Company and the Rights Agent of evidence reasonably satisfactory to them of the loss, theft, destruction or mutilation of a Right Certificate, and, in case of loss, theft or destruction, of indemnity or security reasonably satisfactory to them and, if requested by the Company, reimbursement to the Company and the Rights Agent of all reasonable expenses incidental thereto, or upon surrender to the Rights Agent and cancellation of a mutilated Right Certificate, the Company shall issue and deliver a new Right Certificate of like tenor to the Rights Agent for delivery to the registered owner in lieu of the Right Certificate so lost, stolen, destroyed or mutilated.

                  Section 7. Exercise of Rights: Exercise Price; Expiration Date of Rights.

                  (a) The Rights shall not be exercisable until, and shall become exercisable on, the Distribution Date. The Rights may be exercised, in whole or in part, at any time commencing with the Distribution Date upon surrender of the Right Certificate, with the form of election to purchase and certificate on the reverse side thereof duly executed (with signatures duly guaranteed), to the Rights Agent at the office of the Rights Agent designated for such purpose, together with payment of the Exercise Price with respect to each Right exercised, subject to adjustment as hereinafter provided, at or prior to the close of business on the earlier of (i) October 5, 1997 (the "Final Expiration Date") or (ii) the date on which the Rights are redeemed as provided in Section 23 hereof (such earlier date being herein referred to as the "Expiration Date").

                  (b) The Exercise Price of $300 shall initially be for each one one-hundredth (1/100) of a share of Preferred Stock issued pursuant to the exercise of a Right. The Exercise Price and the number of shares of Preferred Stock or other securities to be acquired upon exercise of a Right shall be subject to adjustment from time to time as provided in Sections 11 and 13 hereof. The Exercise Price shall be payable in lawful money of the United States of America, in accordance with paragraph (c) below.


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

                  c) Upon receipt of a Right Certificate with the form of election to purchase and certificate duly executed, accompanied by payment by check or money order payable to the order of the Company or the Rights Agent of the Exercise Price or so much thereof as is necessary for the purchase of shares or other securities to be purchased upon exercise of the Rights and an amount equal to any applicable Transfer Tax, the Rights Agent shall thereupon promptly
(i) requisition from the Company, as transfer agent of the Preferred Stock, (or such other transfer agent, if applicable) one or more certificates representing the number of shares of Preferred Stock to be so purchased, which requests the Company hereby authorizes and directs itself, as transfer agent, (or such other transfer agent, if applicable) to comply with, (ii) as provided in Section 14(b), at the election of the Company, cause depository receipts to be issued in lieu of fractional shares of Preferred Stock, (iii) when appropriate, requisition from the Company the amount of cash to be paid in lieu of issuing fractional shares in accordance with Section 14(b) hereof and (iv) cause such Preferred Stock certificates and/or depository receipts or cash payments to be delivered to or upon the order of the registered holder of such Right Certificate, registered in such name or names as may be designated by such holder, and, when appropriate, after receipt, promptly deliver such cash to or upon the order of the registered holder of such Right Certificate; provided, however, that in the case of a purchase of securities, other than Preferred Stock, pursuant to Section 13 hereof, the Rights Agent shall promptly take the appropriate action corresponding in such case to that referred to in the foregoing clauses (i) through (iv)of this section 7(c). Notwithstanding the foregoing provisions of this Section 7(c), the Company may suspend the issuance of shares of Preferred Stock upon exercise of a Right for a reasonable period, not in excess of 90 days, during which the Company seeks to register under the Securities Act of 1933, as amended, and any applicable securities law of any other jurisdiction the shares of Preferred Stock to be issued pursuant to the Rights; provided, however, that nothing contained in this Section 7(c) shall relieve the Company of its obligations under Section 9(c) hereof.

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

                  (d) In case the registered holder of any Right Certificate shall exercise less than all the Rights evidenced thereby, a new Right Certificate evidencing Rights equivalent to the Rights remaining unexercised shall be issued by the Rights Agent to the registered holder of such Right Certificate or his assign, subject to the provisions of Section 14(b) hereof.

                  (e) Notwithstanding any provision of this Rights Agreement to the contrary, upon the occurrence of any of the events described in subparagraph
(A) or (B) of Section 11(a)(ii) hereof, any Rights that are at the time of the occurrence of such event Beneficially Owned by an Acquiring Person or by any Associate or Affiliate of such Acquiring Person (which Acquiring Person or Affiliate or Associate engages in, or realizes any benefit of, one or more of the transactions described in subparagraph (A) of Section 11(a)(ii) hereof or realizes any of the benefits referred to in subparagraph (B) of Section 11(a)(ii) hereof, as the case may be) shall become null and void and no holder of such Rights shall have any right with respect to such Rights under any provision of this Rights Agreement from and after the occurrence of such event nor may any Person subsequently become a holder of such Rights.

                  (f) The Company shall not effect any amendment to the Certificate of Designations for the Preferred Stock which would materially affect the rights, privileges or powers of the Preferred Stock, without the prior approval of the holders of two-thirds or more of the then outstanding shares of Preferred Stock and the prior written consent of the holders of two-thirds or more of the then outstanding Rights.

                  (g) Notwithstanding anything in this Agreement to the contrary, neither the Rights Agent nor the Company shall be obligated to undertake any action with respect to a registered holder upon the occurrence of any purported exercise as set forth in this Section 7 unless such registered holder shall have (i) completed and signed the certificate following the form of election to purchase set forth on the reverse side of the Right Certificate surrendered for such exercise and (ii) provided such additional evidence of the identity of the Beneficial Owner (or former Beneficial Owner) or Affiliates or Associates thereof as the Company shall reasonably request.

                  Section 8. Cancellation and Destruction of Right Certificates. All Right Certificates surrendered for the purpose of exercise, transfer, split up, combination or exchange shall, if surrendered to the Company or to any of its agents, be delivered to the Rights Agent for cancellation or in canceled form, or, if surrendered to the Rights Agent, shall be canceled by it, and no Right Certificates shall be issued in lieu thereof except as expressly permitted by any of the provisions of this Rights Agreement. The Company shall deliver to the Rights Agent for cancellation and retirement, and the Rights Agent shall cancel and retire, any Right Certificate purchased or acquired by the Company otherwise than upon the exercise thereof. The Rights Agent shall deliver all canceled Right Certificates to the Company, or shall, at the written request of the Company, destroy such canceled Right Certificates, and in such case shall deliver a certificate of destruction thereof to the Company.

                  Section 9. Reservation and Availability of Shares of Preferred Stock.

                  (a) The Company covenants and agrees that it will cause to be reserved and kept available out of its authorized and unissued shares of preferred stock or out of authorized and issued shares of Preferred Stock held in its treasury, such number of shares of Preferred Stock as will from time to time be sufficient to permit the exercise in full of all outstanding Rights. The Company shall take such action as may be required for it to comply with the foregoing sentence of this Section 9(a).

                  (b) The Company shall use its best efforts to cause, from and after such time as the Rights become exercisable, all shares of Preferred Stock issued or reserved for issuance in accordance with this Rights Agreement to be listed, upon official notice of issuance, upon the principal national securities exchange, if any, upon which the Common Stock is listed or, if the principal market for the Common Stock is not on any national securities exchange, to be eligible for quotation in the National Association of Securities Dealers' Automated Quotation System or any successor thereto or other comparable quotation system.

                  (c) The Company covenants and agrees that it will take all such action as may be necessary to insure that all shares of Preferred Stock delivered upon exercise of Rights shall, at the time of delivery of the certificates for such shares (subject to payment of the Exercise Price in respect thereof), be duly and validly authorized and issued and fully paid and nonassessable shares.

                  (d) The Company further covenants and agrees that it will pay when due and payable any and all federal and state Transfer Taxes which may be payable in respect of the issuance or delivery of the Right Certificates or of any shares of Preferred Stock issued or delivered upon the exercise of Rights. The Company shall not, however, be required to pay any Transfer Tax which may be payable in respect of any transfer or delivery of a Right Certificate to a Person other than, or the issuance or delivery of certificates for Preferred Stock upon exercise of Rights in a name other than that of, the registered holder of the Right Certificate, and the Company shall not be required to issue or deliver a Right Certificate or certificate for Preferred Stock to a person other than such registered holder until any such Transfer Tax shall have been paid (any such Transfer Tax being payable by the holder of such Right Certificate at the time of surrender) or until it has been established to the Company's satisfaction that no such Transfer Tax is due.

                  Section 10. Preferred Stock Record Date. Each Person in whose name any certificate for shares of Preferred Stock is issued upon the exercise of Rights shall for all purposes be deemed to have become the holder of record of the Preferred Stock represented thereby on, and such certificate shall be dated as of, the date upon which the Right Certificate evidencing such Rights was duly surrendered and payment of the Exercise Price (and any applicable Transfer Taxes) was made; provided, however, that, if the date of such surrender and payment is a date upon which the Preferred Stock transfer books of the Company are closed, such person shall be deemed to have become the record holder of such shares on, and such certificate shall be dated as of, the next succeeding Business Day on which the Preferred Stock transfer books of the Company are open. Prior to the exercise of the Rights evidenced thereby, the holder of a Right Certificate, as such shall not be entitled to any rights of a stockholder of the Company with respect to shares for which the Rights shall be exercisable, including, without limitation, the right to vote, to receive dividends or other distributions or to exercise any preemptive rights, and shall not be entitled to receive any notice of any proceedings of the Company, except as provided herein.

                  Section 11. Adjustment of Exercise Price or Number of Shares. The Exercise Price, the number of shares which may be purchased upon exercise of a Right and the number of Rights outstanding are subject to adjustment from time to time as provided in this Section 11.

                  (a) (i) In the event the Company shall at any time after the date of this Rights Agreement (A) declare or pay any dividend on Common Stock payable in shares of Common Stock, (B) subdivide or split the outstanding shares of Common Stock into a greater number of shares or (C) combine or consolidate the outstanding shares of Common Stock into a smaller number of shares or effect a reverse split of the outstanding shares of Common Stock, then and in each such event the number of shares of preferred Stock issuable upon the exercise of a Right after the record date for such event (if one shall have established or, if not, after the date of such event) shall be the number of shares of Preferred Stock issuable immediately prior to such event multiplied by a fraction the numerator of which is the number of Rights outstanding immediately prior to such event and the denominator of which is the number of Rights outstanding immediately after such event and the Exercise Price after such event shall be the Exercise Price in effect immediately prior to such event multiplied by such fraction. If an event occurs which would require an adjustment under both this Section 11(a)(i) and Section 11(a)(ii) hereof, the adjustment provided for in this Section 11(a)(i) shall be in addition to, and shall be made prior to, any adjustment required pursuant to Section 11(a)(ii).

                             (ii) In the event that

                                    (A) any Acquiring Person or any Associate or
                  Affiliate of any Acquiring Person, at any time after the date of this Agreement, shall, directly or indirectly, (1) consolidate with or merge with and into the Company or any of its Subsidiaries or otherwise combine with the Company or any of its Subsidiaries and the Company or such Subsidiary shall be the continuing or surviving corporation of such consolidation, merger or combination and the Common Stock of the Company shall remain outstanding and no shares thereof shall be changed into or exchanged for stock or other securities of the Company or of any other Person or cash or any other property, or (2) in one or more transactions, other than in connection with the exercise of a Right or Rights and other than in connection with the exchange or conversion of securities exchangeable for or convertible into securities of the Company or of any Subsidiary of the Company, transfer any assets or property to the Company or any of its Subsidiaries in exchange (in whole or in part) for any shares of any class of capital stock of the Company or any of its Subsidiaries or any securities exchangeable for or convertible into shares of any class of capital stock of the Company or any Subsidiary of the Company, or otherwise obtain from the Company or any of its Subsidiaries, with or without consideration, any additional shares of any class of capital stock of the Company or any of its Subsidiaries or any securities exchangeable for or convertible into shares of any class of capital stock of the Company or any Subsidiary of the Company (other than as part of a pro rata distribution by the Company or such Subsidiary to all holders of such shares), or (3) sell, purchase, lease, exchange, mortgage, pledge, transfer or otherwise dispose of, to, from or with, as the case may be, the Company or any of its Subsidiaries, assets (including securities) on terms and conditions less favorable to the Company or such Subsidiary than the Company or such Subsidiary would be able to obtain in arm's length negotiation with an unaffiliated third party, or (4) receive any compensation from the Company or any of the Company's Subsidiaries for services, other than compensation for employment as a regular employee or fees for serving as a director at rates in accordance with the Company's (or its Subsidiary's) past practices, or (5) receive the benefit (except proportionately as a stockholder) of any loans, advances, guarantees, pledges or other financial assistance or any tax credits or other tax advantage provided by the Company or any of its Subsidiaries; or

                                    (B) during such time as there is an
                  Acquiring Person, there shall be any reclassification of securities (including any reverse stock split), or any recapitalization of the Company, or any merger or consolidation of the Company with any of its Subsidiaries or any other transaction or series of transactions involving the Company or any of its Subsidiaries (whether or not with or into or otherwise involving an Acquiring Person or any Affiliate or Associate of such Acquiring Person) which has the effect, directly or indirectly, of increasing by more than 1% the proportionate share of the outstanding shares of any class of equity securities of the Company or any of its Subsidiaries or securities exercisable for or convertible into equity securities of the Company or any of its Subsidiaries which is directly or indirectly beneficially owned by any Acquiring Person or any Affiliate and/or Associate of any Acquiring Person, then, on the first occurrence of any such event referred to in Sections 11(a)(ii)(A) or (B) hereof, proper provision shall be made so that each holder of a Right, except as provided in Section 7(e) hereof, shall thereafter have a right to receive for each Right, upon exercise thereof in accordance with the terms of this Rights Agreement and payment of the Exercise Price, the greater of (1) the number of shares of Preferred Stock for which such Right was exercisable immediately prior to such event or (2) such number of shares of Preferred Stock as, based on the Fair Market Value of the Preferred Stock (determined pursuant to Section 11(b) hereof) on the date of the occurrence of such event, have a value equal to twice the Exercise Price; provided, however, that if the transaction that would otherwise give rise to the foregoing adjustment is also subject to the provisions of
                  Section 13 hereof, then only the provisions of Section 13 hereof shall apply and no adjustment shall be made pursuant to this Section 11(a)(ii).

                           (iii) In the event that the Company does not have
                  available sufficient authorized but unissued Preferred Stock to permit the adjustments required pursuant to the foregoing subparagraph (i) or the exercise in full of the Rights in accordance with the foregoing subparagraph (ii), the Company shall take all such action as may be necessary to authorize and reserve for issuance such number of additional shares of Preferred Stock as may from time to time be required to be issued upon the exercise in full of all Rights from time to time outstanding and, if necessary, shall use its best efforts to obtain stockholder approval thereof.

                  (b) For the purpose of this Rights Agreement, the "Fair Market Value" of any share of Preferred Stock, Common Stock or any other stock or any Right or other security or any other property on any date shall be determined as provided in this Section 11(b). In the case of a publicly-traded stock or other security, the Fair Market Value on any date shall be deemed to be the average of the daily closing prices per share of such stock or per unit of such other security for the 30 consecutive Trading Days (as such term is hereinafter defined) immediately prior to such date; provided, however, that in the event that the Fair Market Value per share of any share of common stock is determined during a period which includes any date that is within 30 Trading Days after (i) the ex-dividend date for a dividend or distribution on such stock payable in shares of Common Stock or securities convertible into shares of Common Stock, or (ii) the effective date of any subdivision, split, combination, consolidation, reverse stock split or reclassification of such stock, then, and in each such case, the Fair Market Value shall be appropriately adjusted by the Board of Directors of the Company to take into account ex-dividend or post-effective date trading. The closing price for any day shall be the last sale price, regular way, or, in case no such sale takes place on such day, the average of the closing bid and asked prices, regular way (in either case, as reported in the applicable transaction reporting system with respect to securities listed or admitted to trading on the New York Stock Exchange), or, if the securities are not listed or admitted to trading on the New York Stock Exchange, as reported in the applicable transaction reporting system with respect to securities listed on the principal national securities exchange on which such security is listed or admitted to trading; or, if not listed or admitted to trading on any national securities exchange, the last quoted price (or, if not so quoted, the average of the high bid and low asked prices) in the over-the-counter market, as reported by the National Association of Securities Dealers, Inc. Automated Quotation System ("NASDAQ") or such other system then in use; or, if no bids for such security are quoted by any such organization, the average of the closing bid and asked prices as furnished by a professional market maker making a market in such security selected by the Board of Directors of the Company. The term "Trading Day" shall mean a day on which the principal national securities exchange on which such security is listed or admitted to trading is open for the transaction of business or, if such security is not listed or admitted to trading on any national securities exchange, a Business Day. If a security is not publicly held or not so listed or traded, "Fair Market Value" shall mean the fair value per share of stock or per other unit of such other security, as determined by an independent investment banking firm experienced in the valuation of securities selected in good faith by the Board of Directors of the Company, or, if no such investment banking firm is, in the good faith judgment of the Board of Directors, available to make such determination, in good faith by the Board of Directors of the Company; provided, however, that for purposes of making the adjustment provided for by Section 11(a)(ii) hereof, the Fair Market Value of a share of Preferred Stock shall not be less than 100% of the product of the Fair Market Value of a share of Common Stock multiplied by the higher of the then Dividend Multiple or Vote Multiple applicable to the Preferred Stock (as defined in the Certificate of Designations relating to the Preferred Stock) and shall not exceed 105% of the product of the then Fair Market Value of a share of Common Stock multiplied by the higher of the then Dividend Multiple or Vote Multiple applicable to the Preferred Stock. In the case of property other than securities, the "Fair Market Value" thereof shall be determined in good faith by the Board of Directors of the Company based upon such appraisals or valuation reports of such independent experts as the Board of Directors of the Company shall in good faith determine to be appropriate in accordance with good business practices and the interests of the holders of Rights. Any such determination of Fair Market Value shall be described in a statement filed with the Rights Agent and shall be binding upon the Rights Agent.

                  (c) All calculations under this Section 11 shall be made to the nearest cent or to the nearest one-thousandth of a share, as the case may be.

                  (d) Irrespective of any adjustment or change in the Exercise Price or the number of shares of Preferred Stock issuable upon the exercise of the Rights, the Right Certificates theretofore and thereafter issued may continue to express the Exercise Price and the number of shares to be issued upon exercise of the Rights as in the initial Right Certificates issued hereunder but, nevertheless, shall represent the Rights as so adjusted.

                  (e) Anything in this Section 11 to the contrary notwithstanding, in the event of any reclassification of stock of the Company or any recapitalization, reorganization or partial liquidation of the Company or similar transaction, the Company shall be entitled to make such further adjustments in the number of shares of Preferred Stock which may be acquired upon exercise of the Rights, and such adjustments in the purchase price per share therefor, in addition to those adjustments expressly required by the other paragraphs of this
         Section 11, as the Board of Directors of the Company shall determine to be necessary or appropriate in order for the holders of the Rights in such event to be treated equitably and n accordance with the purpose and intent of this Rights Agreement or in order that any such event shall not, but for such adjustment, in the opinion of counsel to the Company, result in the stockholders of the Company being subject to any United States federal income tax liability by reason thereof.

                  (f) In the event the Company shall at any time after the Record Date make any distribution on the shares of Common Stock of the Company, whether by way of a dividend or a reclassification of stock, a recapitalization, reorganization or partial liquidation of the Company or otherwise, in cash or any debt security, debt instrument, real or personal property or any other property (other than any shares of Common Stock or other capital stock of the Company and other than any right or warrant to acquire any such shares, including any debt security convertible into or exchangeable for any such share, at less than the Fair Market Value of such shares) and the amount of such cash dividend or the Fair Market Value of such debt security, debt instrument or property exceeds 150% of the aggregate amount of the cash dividends declared or paid on the Common Stock of the Company in the 15-month period immediately preceding such distribution, then and in each such event, unless such distribution is part of or is made in connection with a transaction to which Section 11(a)(ii) or Section 13 hereof applies, the Exercise Price shall be reduced by an amount equal to the cash or the Fair Market Value of such distribution, as the case may be, per share of Common Stock of the Company. For purposes hereof, the Fair Market Value of any property distributed to the holder of shares of Common Stock of the Company shall be the fair market value of such property as determined by an independent investment banking firm experienced in the valuation of securities or the other property so distributed, as the case may be, selected in good faith by the Board of Directors of the Company, or, if no such investment banking firm is in the good faith judgment of the Board of Directors available to make such determination, in good faith by the Board of Directors of the Company, whose determination shall be final and binding on the Company, the Rights Agent and the holders of Rights.

                  Section 12. Certification of Adjusted Exercise Price or Number of Shares. Whenever an adjustment is made as provided in Sections 11, 13, or 23(c), the Company shall (a) promptly prepare a certificate setting forth such adjustment, and a brief statement of the facts giving rise to such adjustment,
(b) promptly file with the Rights Agent and with the Company as transfer agent for the Preferred Stock (or such other transfer agent, if applicable) a copy of such certificate and (c) mail a brief statement of the effect of such adjustment to each holder of a Right Certificate in accordance with Section 25. Notwithstanding the foregoing sentence, the failure of the Company to make such certification or give such notice shall not affect the validity of or the force or effect of the requirement for such adjustment, and any adjustment to be made pursuant to Sections 11, 13 or 23(c) of this Rights Agreement shall be effective as of the date of the event giving rise to such adjustment. The Rights Agent shall be fully protected in relying on any such certificate and on any adjustment therein contained and shall not be deemed to have knowledge of any adjustment unless and until it shall have received such certificate.

                  Section 13. Consolidation, Merger or Sale or Transfer of Assets or Earning Power.

                  (a) In the event that, at any time on or after the Distribution Date, (x) the Company shall, directly or indirectly, consolidate with, or merge with and into; any other Person or Persons and the Company shall not be the surviving or continuing corporation of such consolidation or merger, or (y) any Person or Persons shall, directly or indirectly, consolidate with, or merge with and into, the Company, and the Company shall be the continuing or surviving corporation of such consolidation or merger and, in connection with such consolidation or merger, all or part of the outstanding shares of Common Stock shall be changed into or exchanged for stock or other securities of any other Person or of the Company or cash or any other property, or (z) the Company or one or more of its Subsidiaries shall, directly or indirectly, sell or otherwise transfer to any other Person or any Affiliate or Associate of such Person, in one or more transactions, or the Company or one or more of its Subsidiaries shall sell or otherwise transfer to any Persons in one or a series of related transactions, assets or earning power aggregating more than 50% of the assets or earning power of the Company and its Subsidiaries (taken as a whole), then, on the first occurrence of any such event, proper provision shall be made so that (i) each holder of record of a Right shall thereafter have the right to receive, upon the exercise thereof and payment of the Exercise Price in accordance with the terms of this Rights Agreement, such number of shares of validly issued, fully paid and non-assessable Common Stock of the Principal Party (as defined herein) as shall, based on the Fair Market Value of the Common Stock of the Principal Party on the date of consummation of such consolidation, merger, sale or transfer equal twice the Exercise Price; (ii) such Principal Party shall thereafter be liable for, and shall assume, by virtue of such consolidation, merger, sale or transfer, all the obligations and duties of the Company pursuant to this Rights Agreement; (iii) the term "Company" for all purposes of this Rights Agreement shall thereafter be deemed to refer to such Principal Party; and (iv) such Principal Party shall take such steps (including, but not limited to, the reservation of a sufficient number of shares of its Common Stock in accordance with the provisions of Section 9 hereof applicable to the reservation of Preferred Stock) in connection with such consummation as may be necessary to assure that the provisions hereof shall thereafter be applicable, as nearly as reasonably may be, in relation to its shares of Common Stock thereafter deliverable upon the exercise of the Rights; provided, however, that, upon the subsequent occurrence of any merger, consolidation, sale of all or substantially all of the assets, recapitalization, reclassification of shares, reorganization or other extraordinary transaction in respect of such Principal Party, each holder of a Right shall thereupon be entitled to receive, upon exercise of a Right and payment of the Exercise Price, such cash, shares, rights, warrants and other property which such holder would have been entitled to receive had it, at the time of such transaction, owned the shares of Common Stock of the Principal Party purchasable upon the exercise of a Right, and such Principal Party shall take such steps (including, but not limited to, reservation of shares of stack) as may be necessary to permit the subsequent exercise of the Rights in accordance with the terms hereof for such cash, shares, rights, warrants and other property.

                  (b) "Principal Party" shall mean

                  (i) in the case of any transaction described in (x) or (y) of the first sentence of Section 13(a) hereof: (A) the Person that is the issuer of the securities into which shares of Common Stock of the Company are converted in such merger or consolidation, or, if there is more than one such issuer, the issuer the Common Stock of which has the greatest market value or (B) if no securities are so issued, (x) the Person that is the other party to the merger or consolidation and that survives such merger or consolidation, or, if there is more than one such Person, the Person the Common Stock of which has the greatest market value or (y) if the Person that is the other party to the merger or consolidation does not survive the merger or consolidation, the Person that does survive the merger or consolidation (including the Company if it survives); and

                  (ii) in the case of any transaction described in (z) of the first sentence in Section 13(a), the Person that is the party receiving the greatest portion of the assets or earning power transferred pursuant to such transaction or transactions, or, if each Person that is a party to such transaction or transactions receives the same portion of the assets or earning power so transferred or if the Person receiving the greatest portion of the assets or earning power cannot be determined, whichever of such Persons as is the issuer of Common Stock having the greatest market value of shares outstanding; provided, however, that in any such case, if the Common Stock of such Person is not at such time and has not been continuously over the preceding 12-month period registered under Section 12 of the Exchange Act and such Person is a direct or indirect Subsidiary of another Person the Common Stock of which is and has been so registered, the term "Principal Party" shall refer to such other Person, or if such Person is a Subsidiary, directly or indirectly, of more than one person, the Common Stocks of all of which are and have been so registered, the term "Principal Party" shall refer to whichever of such Persons is the issuer of the Common Stock having the greatest market value of shares outstanding.

                  (c) The Company shall not consummate any consolidation, merger or sale or transfer of assets or earning power referred to in Section 13(a) unless prior thereto the Company and the Principal Party involved therein shall have executed and delivered to the Rights Agent an agreement confirming that the Principal Party shall, upon consummation of such consolidation, merger or sale or transfer of assets or earning power, assume this Rights Agreement in accordance with Sections 13(a) and (b) hereof and that all rights of first refusal or preemptive rights in respect of the issuance of shares of Common Stock of the Principal Party upon exercise of outstanding Rights have been waived and that such transaction shall not result in a default by the Principal Party under this Rights Agreement, and further providing that, as soon as practicable after the date of any consolidation, merger or sale or transfer of assets or earning power referred to in Section 13(a) hereof, the Principal Party will

                  (i) prepare and file a registration statement under the Securities Act of 1933, as amended (the "Securities Act"), with respect to the Rights and the securities purchasable upon exercise of the Rights on an appropriate form, use its best efforts to cause such registration statement to become effective as soon as practicable after such filing and use its best efforts to cause such registration statement to remain effective (with a prospectus at all times meeting the requirements of the Securities Act) until the date of expiration of the Rights, and similarly comply with applicable state securities laws;

                  (ii) use its best efforts to list (or continue the listing of) the Rights and the securities purchasable upon exercise of the Rights on a national securities exchange or to meet the eligibility requirements for quotation on NASDAQ; and

                  (iii) deliver to holders of the Rights historical financial statements for the Principal Party which comply in all respects with the requirements for registration on Form 10 (or any successor form) under the Exchange Act.

In the event that any of the transactions described in Section 13(a) hereof shall occur at any time after the occurrence of a transaction described in
Section 11(a)(ii) hereof, the Rights which have not theretofore been exercised shall, subject to the provisions of Section 7(e) hereof, thereafter be exercisable in the manner described in Section 13(a) (without taking into account any prior adjustment required by Section 11(a)(ii)).

                  Section 14. Fractional Rights and Fractional Shares.

                  (a) The Company shall not be required to issue fractions of Rights or to distribute Right Certificates which evidence fractional Rights (i.e., Rights to acquire less than one one-hundredth of a share of Preferred Stock), unless such fractional Rights result from a transaction referred to in
Section 11(a)(i) hereof. If the Company shall determine not to issue such fractional Rights, then, in lieu of such fractional Rights, there shall be paid to the holders of record of the Right Certificates with regard to which such fractional Rights would otherwise be issuable, an amount in cash equal to the same fraction of the Fair Market Value of a whole Right.

                  (b) The Company shall not be required to issue fractions of shares of Preferred Stock (other than fractions which are integral multiples of one-hundredth of a share) upon exercise of the Rights or to distribute certificates which evidence fractional shares (other than fractions which are integral multiples of one-hundredth of a share). In lieu of issuing fractions of shares of Preferred Stock, the Company may, at its election, issue depository receipts evidencing fractions of shares pursuant to an appropriate agreement between the Company and a depository selected by it, provided that such agreement shall provide that the holders of such depository receipts shall have all of the rights, privileges and preferences to which they would be entitled as owners of the Preferred Stock. With respect to fractional shares that are not integral multiples of one-hundredth of a share, if the Company does not issue such fractional shares or depository receipts in lieu thereof, there shall be paid to the holders of record of Right Certificates at the time such Right Certificates are exercised as herein provided an amount in cash equal to the same fraction of the Fair Market Value of a share of Preferred Stock.

                  (c) The holder of a Right by the acceptance of a Right expressly waives his right to receive any fractional Right or any fractional shares (other than fractions which are integral multiples of one-hundredth of a share) upon exercise of a Right.

                  Section 15. Rights of Action. All rights of action in respect of this Rights Agreement, except the rights of action given to the Rights Agent in Section 18 hereof, are vested in the respective registered holders of the Right Certificates (and, prior to the Distribution Date, the hold-ers of record of the Common Stock); and any holder of record of any Right Certificate (or, prior to the Distribution Date, of the Common Stock), without the consent of the Rights Agent or of the holder of any other Right Certificate (or, prior to the Distribution Date, of the Common Stock), may, in his own behalf and for his own benefit, enforce, and may institute and maintain any suit, action or proceeding against the Company to enforce, or otherwise act in respect of, his right to exercise the Rights evidenced by such Right Certificate in the manner provided in such Right Certificate and in this Rights Agreement. Without limiting the foregoing or any remedies available to the holders of Rights, it is specifically acknowledged that the holders of Rights would not have an adequate remedy at law for any breach of this Rights Agreement and will be entitled to specific performance of the obligations under, and injunctive relief against actual or threatened violations of, the obligations of any Person subject to this Rights Agreement.

                  Section 16. Agreement of Right Holders. Each holder of a Right by accepting the same consents and agrees with the Company and the Rights Agent and with every other holder of a Right that:

                  (a) prior to the Distribution Date, the Rights shall be evidenced (subject to the provisions of Section 3(b) hereof) by the certificates for Common Stock registered in the name of the holders of the Common Stock (which certificates for Common Stock shall also constitute certificates for Rights) and not by separate Right Certificates, and each Right shall be transferable only simultaneously and together with the transfer of shares of Common Stock;

                  (b) after the Distribution Date, the Right Certificates are transferable only on the registry books of the Rights Agent if surrendered at the office of the Rights Agent designated for such purpose, duly endorsed or accompanied by a proper instrument of transfer; and

                  (c) the Company and the Rights Agent may deem and treat the Person in whose name the Right Certificate (or, prior to the Distribution Date, the associated Common Stock certificate) is registered as the absolute owner thereof and of the Rights evidenced thereby (notwithstanding any notations of ownership or writing on the Right Certificates or the associated Common Stock certificate made by anyone to other than the Company or the Rights Agent) for all purposes whatsoever, and neither the Company nor the Rights Agent shall be affected by any notice to the contrary.

                  Section 17. Right Certificate Holder Not Deemed a Stockholder. No holder, as such, of any Right Certificate shall be entitled to vote, receive dividends or be deemed for any purpose the holder of Preferred Stock or any other securities which may at any time be issuable on the exercise of the Rights represented thereby, nor shall anything contained herein or in any Right Certificate be construed to confer upon the holder of any Right Certificate, as such, any of the rights of a stockholder of the Company or any right to vote for the election of directors or upon any matter submitted to stockholders at any meeting thereof (except as provided in Section 7(f) hereof), or to give or withhold consent to any corporate action (except as provided in Section 7(f) hereof), or to receive notice of meetings or other actions affecting stockholders (except as provided in Section 24 hereof), or to receive dividends or subscription rights, or otherwise, until the Right or Rights evidenced by such Right Certificate shall have been exercised in accordance with the provisions hereof.

                  Section 18. Concerning the Rights Agent.

                  (a) The Company agrees to pay to the Rights Agent reasonable compensation for all services rendered by it hereunder and, from time to time, on demand of the Rights Agent, its reasonable expenses and counsel fees and other disbursements incurred in the administration and execution of this Rights Agreement and the exercise and performance of its duties hereunder. The Company also agrees to indemnify the Rights Agent for, and to hold it harmless against, any loss, liability, or expense, incurred without gross negligence, bad faith or willful misconduct on the part of the Rights Agent, for anything done or omitted to be done by the Rights Agent in connection with the acceptance and administration of this Rights Agreement, including the cost and expenses of defending against any claim of liability relating to the Rights or this Rights Agreement.

                  (b) The Rights Agent shall be protected against, and shall incur no liability for or in respect of, any action taken, suffered or omitted by it in connection with its administration of this Rights Agreement in reliance upon any Right Certificate or certificate for Preferred Stock or for other securities of the Company, instrument of assignment or transfer, power of attorney, endorsement, affidavit, letter, notice, direction, consent, certificate, statement or other document or paper believed by it to be genuine and to be signed, executed and, where necessary, verified or acknowledged, by the proper person or persons.

                  Section 19. Merger or Consolidation of, or Change in Name of, the Rights Agent.

                  (a) Any corporation into which the Rights Agent or any successor Rights Agent may be merged or with which it may be consolidated, or any corporation resulting from any merger or consolidation to which the Rights Agent or any successor Rights Agent shall be a party, or any corporation succeeding to the corporate trust or stock transfer business of the Rights Agent or any successor Rights Agent, shall be the successor to the Rights Agent under this Rights Agreement without the execution or filing of any paper or any further act on the part of any of the parties hereto, provided that such corporation would be eligible for appointment as a successor Rights Agent under the provisions of Section 21 hereof. In case at the time such successor Rights Agent shall succeed to the agency created by this Rights Agreement any of the Rights Certificates shall have been countersigned but not delivered, any such successor Rights Agent may adopt the countersignature of the predecessor Rights Agent and deliver such Right Certificates so countersigned; and in case at that time any of the Right Certificates shall not have been countersigned, any successor Rights Agent may countersign such Right Certificates either in the name of the predecessor Rights Agent or in the name of the successor Rights Agent; and in all such cases such Right Certificates shall have the full force provided in the Right Certificates and in this Rights Agreement.

                  (b) In case at any time the name of the Rights Agent shall be changed and at such time any of the Right Certificates shall have been countersigned but not delivered, the Rights Agent may adopt the countersignature under its prior name and deliver Right Certificates so countersigned; in case at that time any of the Right Certificates shall not have been countersigned, the Rights Agent may countersign such Right Certificates either in its prior name or in its changed name; in all such cases such Right Certificates shall have the full force provided in the Right Certificates and in this Rights Agreement.

                  Section 20. Duties of Rights Agent. The Rights Agent undertakes the duties and obligations imposed by this Rights Agreement upon the following terms and conditions, by all of which the Company and the holders of Right Certificates, by their acceptance thereof, shall be bound:

                  (a) The Rights Agent may consult with legal counsel (who may be legal counsel for the Company), and the opinion of such counsel shall be full and complete authorization and protection to the Rights Agent as to any action taken or omitted by it in good faith and in accordance with such opinion.

                  (b) Whenever in the performance of its duties under this Rights Agreement the Rights Agent shall deem it necessary or desirable that any fact or matter be proved or established by the Company prior to taking or suffering any action hereunder, such fact or matter (unless other evidence in respect thereof be herein specifically prescribed) may be deemed to be conclusively proved and established by a certificate signed by the President or any Vice President and by the Treasurer or any Assistant Treasurer or the Secretary or any Assistant Secretary of the Company and delivered to the Rights Agent. Any such certificate shall be full authorization to the Rights Agent for any action taken or suffered in good faith by it under the provisions of this Rights Agreement in reliance upon such certificate.

                  (c) The Rights Agent shall be liable hereunder only for its own gross negligence, bad faith or willful misconduct.

                   (d) The Rights Agent shall not be liable for or by reason of any of the statements of fact or recitals contained in this Rights Agreement or in the Right Certificates (except its countersignature thereof) or be required to verify the same, but all such statements and recitals are and shall be deemed to have been made by the Company only.

                  (e) The Rights Agent shall not be under any responsibility in respect of the validity of this Rights Agreement or the execution and delivery hereof (except the due execution hereof by the Rights Agent) or in respect of the validity or execution of any Right Certificate (except its countersignature thereof); nor shall it be responsible for any breach by the Company of any covenant or condition contained in this Rights Agreement or in any covenant or condition contained in this Rights Agreement or in any Right Certificate; nor shall it be responsible for any adjustment required under the provisions of Sections 11 or 13 hereof or responsible for the manner, method or amount of any such adjustment or the ascertaining of the existence of facts that would require any such adjustment (except with respect to the exercise of Rights evidenced by Right Certificates after receipt of a certificate describing any such adjustment); nor shall it by any act hereunder be deemed to make any representation or warranty as to the authorization or reservation of any shares of Preferred Stock to be issued pursuant to this Rights Agreement or any Right Certificate or as to whether any shares of Preferred Stock will, when issued, be validly authorized and issued, fully paid and nonassessable.

                  (f) The Company agrees that it will perform, execute, acknowledge and deliver or cause to be performed, executed, acknowledged and delivered all such further and other acts, instruments and assurances as may reasonably be required by the Rights Agent for the carrying out or performing by the Rights Agent of the provisions of the Rights Agreement.

                  g) The Rights Agent is hereby authorized and directed to accept instructions with respect to the performance of its duties hereunder from the Chairman of the Board of Directors, the President or any Vice President or the Secretary or any Assistant Secretary or the Treasurer or any Assistant Treasurer of the Company, and to apply to such officers for advice or instructions in connection with its duties, and it shall not be liable for any action taken or suffered to be taken by it in good faith in accordance with instructions of any such officer. Any application by the Rights Agent for written instructions from the Company may; at the option of the Rights Agent, set forth in writing any action proposed to be taken or omitted by the Rights Agent with respect to its duties or obligations under this Rights Agreement and the date on and/or after which such action shall be taken or omitted and the Rights Agent shall not be liable for any action taken or omitted in accordance with a proposal included in any such application on or after the date specified therein (which date shall not be less than three business days after the date any such officer actually receives such application, unless any such officer shall have consented in writing to an earlier date) unless, prior to taking or omitting any such action, the Rights Agent has received written instructions in response to such application specifying the action to be taken or omitted.

                  (h) The Rights Agent and any shareholder, director, officer or employee of the Rights Agent may buy, sell or deal in any of the Rights or other securities of the Company or become pecuniarily interested in any transaction in which the Company may be interested, or contract with or lend money to the Company or otherwise act as fully and freely as though it were not the Rights Agent under this Rights Agreement. Nothing herein shall preclude the Rights Agent from acting in any other capacity for the Company or for any other legal entity.

                  (i) The Rights Agent may execute and exercise any of the rights or powers hereby vested in it or perform any duty hereunder either itself or by or through its attorneys or agents, and the Rights Agent shall not be answerable or accountable for any act, default, neglect or misconduct of any such attorneys or agents or for any loss to the Company resulting from any such act, default, neglect or misconduct, provided reasonable care was exercised in the selection and continued employment thereof.

                  Section 21. Change of Rights Agent. The Rights Agent or any successor Rights Agent may resign and be discharged from its duties under this Rights Agreement upon 30 days' notice in writing mailed to the Company and to each transfer agent of the Common Stock and the Preferred Stock by registered or certified mail. The Company may remove the Rights Agent or any successor Rights Agent (with or without cause) upon 30 days' notice in writing, mailed to the Rights Agent or successor Rights Agent, as the case may be, and to the Company, as transfer agent of the Common Stock, (or such other transfer agent or agents, if applicable) and the Preferred Stock by registered or certified mail. If the Rights Agent shall resign or be removed or shall otherwise become incapable of acting, the Company shall appoint a successor to the Rights Agent. Notwithstanding the foregoing provisions of this Section 21, in no event shall the resignation or removal of a Rights Agent be effective until a successor Rights Agent shall have been appointed and have accepted such appointment. If the Company shall fail to make such appointment within a period of 30 days after such removal or after it has been notified in writing of such resignation or incapacity by the resigning or incapacitated Rights Agent or by the holder of a Right Certificate (who shall, with such notice, submit his Right Certificate for inspection by the Company), then the incumbent Rights Agent or the holder of record of any Right Certificate may apply to any court of competent jurisdiction for the appointment of a new Rights Agent. Any successor Rights Agent, whether appointed by the Company or by such a court, shall be a corporation organized and doing business under the laws of the United States or of any state thereof, in good standing, having its office in the State of New York, which is authorized under such laws to exercise corporate trust or stock transfer powers and is subject to supervision or examination in the conduct of its corporate trust or stock transfer business by federal or state authorities and which has at the time of its appointment as Rights Agent a combined capital and surplus of at least $50,000,000. After appointment, the successor Rights Agent shall be vested with the same powers, rights, duties and responsibilities as if it had been originally named as Rights Agent without further act or deed, but the predecessor Rights Agent shall deliver and transfer to the successor Rights Agent any property at the time held by it hereunder, and execute and deliver any further assurance, conveyance, act or deed necessary for the purpose. Not later than the effective date of any such appointment, the Company shall file notice thereof in writing with the predecessor Rights Agent and each transfer agent of the Common Stock and Preference Stock, and mail a notice thereof in writing by mail to the registered holders of the Right Certificates. Failure to give any notice provided for in this Section 21, however, or any defect therein, shall not affect the legality or validity of the resignation or removal of the Rights Agent or the appointment of the successor Rights Agent, as the case may be. Notwithstanding the foregoing provisions, in the event of resignation, removal or incapacity of the Rights Agent, the Company shall have the authority to act as the Rights Agent until a successor Rights Agent shall have assumed the duties of the Rights Agent hereunder.

                  Section 22. Issuance of New Right Certificates. Notwithstanding any of the provisions of this Rights Agreement or of the Rights to the contrary, the Company may, at its option, issue new Right Certificates evidencing Rights in such form as may be approved by its Board of Directors to reflect an adjustment or change in the Exercise Price per share and the number or kind or class of shares of stock or other securities or property purchasable under the Right Certificates made in accordance with the provisions of this Rights Agreement.

                  Section 23. Redemption.

                  (a) The Board of Directors of the Company may, at its option, redeem all but not less than all the then outstanding Rights, at any time prior to the close of business on the earlier of (i) the tenth day following the Stock Acquisition Date or (ii) the Final Expiration Date, at a redemption price of $.05 per Right, subject to adjustments as provided in subsection (c) below (the "Redemption Price").

                  (b) Immediately upon the action of the Board of Directors of the Company ordering the redemption of the Rights, and without any further action and without any notice, the right to exercise the Rights will terminate and the only right thereafter of the holders of Rights shall be to receive the Redemption Price. Within 10 days after the action of Board of Directors ordering the redemption of the Rights, the Company shall give notice of such redemption to the holders of the then outstanding Rights by mailing such notice to all such holders at their last addresses as they appear upon the registry books of the Rights Agent or, prior to the Distribution Date, on the registry books of the transfer agent for the Common Stock. Any notice which is mailed in the manner herein provided shall be deemed given, whether or not the holder receives the notice. Each notice of redemption will state the method by which the payment of the Redemption Price will be made.

                  (c) In the event the Company shall at any time after the date of this Rights Agreement (A) pay any dividend on Common Stock in shares of Common Stock, (B) subdivide or split the outstanding shares of Common Stock into a greater number of shares or (C) combine or consolidate the outstanding shares of Common Stock into a smaller number of shares or effect a reverse split of the outstanding shares of Common Stock, then and in each such event the Redemption Price shall be adjusted so that Redemption Price after such event shall equal the Redemption Price immediately prior to such event multiplied by a fraction the numerator of which is the number of shares of Common Stock outstanding immediately after such event and the denominator of which is the number of shares of Common Stock outstanding immediately prior to such event; provided, however, that in each case such adjustment to the Redemption Price shall be made only if the amount of the Redemption Price shall be reduced or increased by $.01 per Right.

                     Section 24. Notice of Proposed Actions.

           (a) In case the Company, after the Distribution Date, shall propose (i) to effect any of the transactions referred to in Section 11(a)(i) or to pay any dividend to the holders of record of its Common Stock payable in stock of any class or to make any other distribution to the holders of record of its Common Stock (other than a regular periodic cash dividend at a rate not in excess of 125% of the rate of the last cash dividend theretofore paid), or (ii) to offer to the holders of record of its Common Stock options, warrants, or other rights to subscribe for or to purchase shares of Common Stock (including any security convertible into or exchangeable for Common Stock) or shares of stock of any class or any other securities, options, warrants, convertible or exchangeable securities or other rights, or (iii) to effect any reclassification of its Preferred Stock or Common Stock or any recapitalization or reorganization of the Company, or (iv) to effect any consolidation or merger with or into, or to effect any sale or other transfer (or to permit one or more of its Subsidiaries to effect any sale or other transfer), in one or more transactions, of more than 50% of the assets or earning power of the Company and its Subsidiaries (taken as a whole) to, any other Person or Persons, or (v) to effect the liquidation, dissolution or winding up of the Company, then, in each such case, the Company shall give to each holder of record of a Right Certificate, in accordance with Section 25, notice of such proposed action, which shall specify the record date for the purposes of such transaction referred to in Section 11(a)(i) or such dividend or distribution, or the date on which such reclassification, recapitalization, reorganization, consolidation, merger, sale or transfer of assets, liquidation, dissolution, or winding up is to take place and the record date for determining participation therein by the holders of record of Common Stock or Preferred Stock, if any such date is to be fixed, and such notice shall be so given in the case of any action covered by clause (i) or (ii) above at least 10 days prior to the record date for determining holders of record of the Preferred Stock for purposes of such action, and in the case of any such other action, at least 10 days prior to the date of the taking of such proposed action or the date or participation therein by the holders of record of Common Stock or Preferred Stock, whichever shall be the earlier. The failure to give notice required by this Section 24 or any defect therein shall not affect the legality or validity of the action taken by the Company or the vote upon any such action.

                  (b) In case any of the transactions referred to in either
Section 11(a)(ii) or Section 13 of this Rights Agreement are proposed, then, in any such case, the Company shall give to each holder of Rights, in accordance with Section 25 hereof, notice of the proposal of such transaction at least 10 days prior to consummating such transaction, which notice shall specify the proposed event and the consequences of the event to holders of Rights under
Section 11(a)(ii) or Section 13 hereof, as the case may be, and, upon consummating such transaction, shall similarly give notice thereof to each holder of Rights.

                  Section 25. Notices. Notices or demands authorized by this Rights Agreement to be given or made by the Rights Agent or by the holder of record of any Right Certificate or Right to or on the Company shall be sufficiently given or made if sent by mail, postage prepaid, addressed (until another address is filed in writing with the Rights Agent) as follows:

                           Chase Manhattan Bank
                           One New York Plaza
                           14th Floor
                           New York, New York 10081
                           Attn.: Vice President,
                           Shareholder Services Division

Subject to the provisions of Section 21, any notice or demand authorized by this Rights Agreement to be given or made by the Company or by the holder of record of any Right Certificate or Right to or on the Rights Agent shall be sufficiently given or made if sent by mail, postage prepaid, addressed (until another address is filed in writing with the Company) as follows:

                           Pfizer Inc.
                           225 East 42nd Street
                           New York, New York 10019
                           Attn.: Secretary

Notices or demands authorized by this Rights Agreement to be given or made by the Company or the Rights Agent to the holder of record of any Right Certificate or right shall be sufficiently given or made if sent by mail, postage prepaid, addressed to such holder at the address of such holder as shown on the registry books of the Company.

                  Section 26. Supplements and Amendments. The Company and the Rights Agent, if the Company so directs, may from time to time supplement or amend this Rights Agreement without the approval of any holders of Right Certificates (i) in order to cure any ambiguity, (ii) to correct or supplement any provision contained herein which may be defective or inconsistent with any other provisions herein, (iii) prior to the Distribution Date, to otherwise amend or supplement in any respect any provision herein which the Company may deem necessary or desirable, or (iv) subsequent to the Distribution Date, to amend or supplement in any respect any provision herein which the Company may deem necessary or desirable and which shall not adversely affect the interest of the holders of Rights.

                  Section 27. Successors. All of the covenants and provisions of this Agreement by or for the benefit of the Company or the Rights Agent shall bind and inure to the bene-fit of their respective successors and assigns hereunder.

                  Section 28. Benefits of this Agreement. Nothing in this Rights Agreement shall be construed to give to any person or corporation other than the Company, the Rights Agent and the registered holders of the Right Certificates (and, prior to the Distribution Date, the Common Stock) any legal or equitable right, remedy or claim under this Rights Agreement; but this Rights Agreement shall be for the sole and exclusive benefit of the Company, the Rights Agent and the holders of record of the Right Certificates (and, prior to the Distribution Date, the Common Stock).

                  Section 29. Delaware Contract. This Rights Agreement and each Right Certificate issued hereunder shall be deemed to be a contract made under the laws of the State of Delaware and for all purposes shall be governed by and construed and enforced in accordance with the laws of such state applicable to contracts to be made and performed entirely within such state.

                  Section 30. Counterparts. This Rights Agreement may be executed in any number of counterparts and each of such counterparts shall for all purposes be deemed to be an original, and all such counterparts shall together constitute but one and the same instrument.

                  Section 31. Descriptive Headings. Descriptive headings of the several Sections of this Rights Agreement are inserted for convenience only and shall not control or affect the meaning or construction of any of the provisions hereof.

                  Section 32. Severability. If any term, provision, covenant or restriction of this Rights Agreement is held by a court of competent jurisdiction or other authority to be invalid, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions of this Rights Agreement shall remain in full force and effect and shall in no way be affected, impaired or invalidated.

                  IN WITNESS WHEREOF, the parties hereto have caused this Rights Agreement to be duly executed, all as of the day and year first above written.

                                          PFIZER INC.

                                          By:   /s/ Edmund T. Pratt, Jr.

                                             -------------------------------
                                                Edmund T. Pratt, Jr.
                                                 Chairman and Chief Executive

Officer

Attest:   /s/ Terence J. Gallagher

         ----------------------------
           Assistant General Counsel

(seal)

                                          THE CHASE MANHATTAN BANK, N.A.

                                          By:   /s/ John E. Strain

                                              -----------------------------
                                                John E. Strain
                                                Vice President

Attest:    /s/ Robert C. Devlin

        -----------------------------
           Vice President

(seal)

                                 FIRST AMENDMENT

                                       TO

                                RIGHTS AGREEMENT

                  First Amendment, dated as of May 25, 1989, to the Rights Agreement, dated as of September 24, 1987 (the "Rights Agreement"), between Pfizer Inc., a Delaware corporation (the "Company"), and The Chase Manhattan Bank, N.A., a national banking association (the "Rights Agent").

                               W T T N E S S T H :

                  WHEREAS, the Company and the Rights Agent executed and delivered the Rights Agreement specifying the terms of the Rights (as defined therein); and

                  WHEREAS, the Board of Directors of the Company deems it desirable to amend the Rights Agreement pursuant to the provisions of Section 26 of the Rights Agreement to make certain modifications to the Rights Agreement and the terms of the Preferred Stock to be issued by the Company upon the exercise of Rights, all upon the terms and conditions hereinafter set forth.

                  NOW, THEREFORE, in consideration of the premises and the mutual agreements herein set forth, the parties hereby agree as follows:

                  1. All references herein to the Rights Agreement shall mean the copy thereof appearing as an exhibit to the Company's Registration Statement on Form 8-A with respect to the Rights filed with the Securities and Exchange Commission on October 5, 1987 pursuant to the "EDGAR" system.

                  2. a. The definition of the term "Acquiring Person" set forth in Section l(a) of the Rights Agreement hereby is amended to read in its entirety as follows:

                  "'Acquiring Person' shall mean any Person (as such term is hereinafter defined) who or which, together with all Affiliates (as such term is hereinafter defined) and Associates (as such term is hereinafter defined) of such Person, shall be the Beneficial Owner (as such term is hereinafter defined) of 15% or more of the shares of Voting Stock (as such term is hereinafter defined) of the Company then outstanding; provided, however, that an Acquiring Person shall not include an Exempt Person (as such term is hereinafter defined), or any Person, together with all Affiliates and Associates of such Person, who or which would be an Acquiring Person by reason of (i) being the Beneficial Owner of shares of Voting Stock of the Company, the Beneficial Ownership of which was acquired by such Person (or his or its predecessor) pursuant to a transaction or series of related transactions approved by the Continuing Directors (as such term is hereinafter defined) of the Company and effected before such Person (or his or its predecessor) otherwise became an Acquiring Person, (ii) a reduction in the number of issued and outstanding shares of Voting Stock of the Company pursuant to a transaction or a series of related transactions approved by the Continuing Directors of the Company, or (iii) any action or transaction deemed by a resolution of the Continuing Directors of the Company not to cause such Person to become an Acquiring Person which resolution is passed prior to such Person (or his or its predecessor) otherwise becoming an Acquiring Person; provided, further, however, that in the event such Person does not become an Acquiring Person by reason of clause (i), (ii) or (iii) of this Section l(a), such Person shall become an Acquiring Person in the event such Person thereafter acquires Beneficial Ownership of an additional 1% of the Voting Stock of the Company unless such Person would not become an Acquiring Person by reason of any provision of this Agreement, including clause (i), (ii) or (iii) of this Section l(a)."

                  b. The definition of the term "Beneficial Owner" set forth in Section l(d) of the Rights Agreement hereby is amended by adding the following at the end of clause (iii) thereof:

         "; provided, however, that for purposes of determining beneficial ownership of securities under this Rights Agreement, officers and directors of the Company shall not constitute a group (notwithstanding that they may be Associates of one another or may be deemed to constitute a group for purposes of the Exchange Act) and shall not be deemed to own shares owned by another officer or director of the Company."

                  c. The definition of the term "Right Certificate" set forth in Section l(r) of the Rights Agreement hereby is amended by deleting the reference therein to "Section 3(b)" and inserting in its place "Section 3(d)."

                  d. Section 1 of the Rights Agreement hereby is amended by the insertion of the following new defined terms in the appropriate alphabetical order:

                  "'Continuing Director' shall mean any member of the Board of Directors, while such person is a member of the Board of Directors, who is not an Acquiring Person, or an Affiliate or Associate of an Acquiring Person, or representative or nominee of an Acquiring Person or of any such Affiliate or Associate, and who either (i) was a member of the Board of Directors prior to the Stock Acquisition Date, or (ii) subsequently became a member of the Board of Directors, and whose nomination for election or election to the Board of Directors was recommended or approved by a majority of the Continuing Directors then on the Board of Directors."

                  "'Voting Stock' shall mean (i) the Common Stock of the Company and (ii) any other shares of capital stock of the Company entitled to vote generally in the election of directors or entitled to vote together with the Common Stock in respect of any merger, consolidation, sale of all or substantially all of the Company's assets, liquidation, dissolution or windinq up."

                  3. Section 3(b) of the Rights Agreement hereby is amended to read in its entirety as follows:

                  "(b) Until the close of business on the earlier to occur of
(i) the tenth day after the Stock Acquisition Date or (ii) the tenth day (or such later date as may be determined by action of the Board of Directors prior to such time as any Person becomes an Acquiring Person) after the date of the commencement by any Person (other than an Exempt Person) of, or the first public announcement of the intent of any Person (other than an Exempt Person) to commence, a tender or exchange offer upon the successful consummation of which such Person, together with its Affiliates and Associates, would be the Beneficial Owner of 30% or more of the then outstanding shares of Voting Stock of the Company (irrespective of whether any shares are actually purchased pursuant to any such offer) (the earlier of such dates being herein referred to as the 'Distribution Date'), (x) the Rights shall be evidenced (subject to the provisions of Section 3(a)) by the certificates for Common Stock registered in the name of the holders of the Common Stock (which certificates for Common Stock shall also constitute certificates for Rights) and not by separate Right certificates and the record holders of such certificates for Common Stock shall be the record holders of the Rights represented thereby and (y) each Right shall be transferable only simultaneously and together with the transfer of a share of Common Stock (subject to adjustment as hereinafter provided). Until the Distribution Date (or, if earlier, the Expiration Date or Final Expiration date), the surrender for transfer of any certificate for Common Stock shall constitute the surrender for transfer of the Right or Rights associated with the Common Stock evidenced thereby, whether or not a copy of the Summary of Rights is transferred simultaneously with such share certificate."

                  4. Section 3(c) of the Rights Agreement hereby is amended by modifying the fifth line of the legend appearing therein to read in its entirety as follows:

         "Agent, dated as of September 24, 1987, as amended by the First Amendment To Rights Agreement, dated as of May 25, 1989 (as amended, the "Rights Agreement"), the terms"

                  5. Section 4(a) of the Rights Agreement hereby is amended by deleting therefrom the parenthetical language appearing in lines 14 and 15 thereof.

                  6. Section 7(a) of the Rights Agreement hereby is amended by deleting the period at the end of the first sentence thereof and inserting in its place the following:

                  "(unless otherwise provided herein, including, without limitation, the restrictions on exercisability set forth in Section 23(a) hereof)."

                  7. Section 7(e) of the Rights Agreement hereby is amended to read in its entirety as follows:

                  "(e) Notwithstanding any provision of this Rights Agreement to the contrary, upon the occurrence of the event described in Section ll(a)(ii) hereof, any Rights that are at the time of the occurrence of such event Beneficially Owned by an Acquiring Person or by any Associate or Affiliate of such Acquiring Person shall become null and void and no holder of such Rights shall have any right with respect to such Rights under any provision of this Rights Agreement from and after the occurrence of such event nor may any Person subsequently become a holder of such Rights."

                  8. Section 7 of the Rights Agreement hereby is amended by deleting subsection (f) thereof in its entirety, without redesignating the remaining subsection of such Section 7.

                  9. Section ll(a)(ii) of the Rights Agreement hereby is amended to read in its entiretY as follows:

                  "(ii) In the event that any Person, alone or together with its Affiliates and Associates, shall become an Acquiring Person, except pursuant to a transaction approved in advance by a majority of the Continuing Directors provided the Continuing Directors constitute a majority of the Board of Directors (the "Trigger Event"), then, within ten days after occurrence of the Trigger Event, proper provision shall be made so that each holder of a Right, except as provided in Section 7(e) hereof, shall thereafter have a right to receive for each Right, upon exercise thereof in accordance with the terms of this Rights Agreement and payment of the Exercise Price, the greater of (1) the number of shares of Preferred Stock for which such Right was exercisable immediately prior to such event or (2) such number of shares of Preferred Stock, based on the Fair Market Value of the Preferred Stock (determined pursuant to Section ll(b) hereof) on the date of the occurrence of such event, having a value equal to twice the Exercise Price; provided, however, that if the transaction that would otherwise give rise to the foregoing adjustment is also subject to the provisions of Section 13 hereof, then only the provisions of
Section 13 hereof shall apply and no adjustment shall be made pursuant to this Section ll(a)(ii)."

                  10. Section ll(a)(iii) of the Rights Agreement hereby is amended by adding the following three new sentences at the end thereof:

                  "In lieu of issuing shares of Preferred Stock in accordance with the foregoing subparagraphs (i) and (ii), the Company may, if a majority of the Continuing Directors determines that such action is necessary or appropriate and not contrary to the interests of holders of Rights, elect to issue or pay, upon the exercise of the Rights, cash, property, shares of Preferred or Common Stock, or any combination thereof, having an aggregate Fair Market Value equal to the Fair Market Value of the shares of Preferred Stock which otherwise would have been issuable pursuant to Section ll(a)(ii), which Fair Market Value shall be determined by an investment banking firm selected by a majority of the Continuing Directors. For purposes of the preceding sentence, the Fair Market Value of the Preferred Stock shall be as determined pursuant to Section ll(b). Subject to Section 23 hereof, any such election by a majority of the Continuing Directors of the Company must be made and publicly announced within thirty (30) days after the date on which the event described in Section ll(a)(ii) occurs."

                  11. Section 11 of the Rights Agreement hereby is further amended by adding the following new subsection (g) thereto:

                  "(g) Before taking any action that would cause an adjustment reducing the purchase price per whole share of Preferred Stock upon exercise of the Rights below the then par value, if any, of the shares of Preferred Stock, the Company shall use its best efforts to take any corporate action which may, in the opinion of its counsel, be necessary in order that the Company may validly and legally issue fully paid and non-assessable shares of such Preferred Stock at such adjusted purchase price per share."

                  12. Section 13(a) hereby is amended by adding the following words at the beginning thereof and changing the capital "I" in the word "In" (formerly the first word there-of) to a lower case "i":

                  "Except pursuant to a transaction approved in advance by a majority of the Continuing Directors,"

                  13. Section 14 of the Rights Agreement hereby is amended by modifying subsections (b) and (c) thereof to read in their entirety as follows:

                  "(b) The Company shall not be required to issue fractions of shares of Preferred Stock upon exercise of the Rights or to distribute certificates which evidence fractional shares. In lieu of issuing fractions of shares of Preferred Stock, the Company may, at its election, deposit the number of whole shares of Preferred Stock which such fractional shares would aggregate (rounded to the lowest near whole number) with a depositary selected by it pursuant to an appropriate agreement between the Company and such depositary and cause such depositary to issue depositary receipts representing interests in the shares of Preferred Stock so deposited. If the Company does not cause depositary receipts to be issued in lieu of fractional shares of Preferred Stock, or if depositary receipts issued to one or more holders do not fully represent an interest in the fraction of share that such a holder would have otherwise been entitled to, there shall be paid to the holders of record of Right Certificates at the time such Right Certificates are exercised as herein provided an amount in cash equal to the product of (i)(A) the fraction of a share of Preferred Stock which each such holder would otherwise have been entitled to upon the exercise of his Rights (if no depository receipts are issued) or (B), if depository receipts are issued, the fraction, if any, resulting from the difference between the fraction in clause A and the fraction of a share represented by the depository receipts issued to such holder and (ii) the Fair Market Value of a share of Preferred Stock."

                  "(c) The holder of a Right by the acceptance of a Right expressly waives his right to receive any fractional Right or any fractional shares upon exercise of a Riqht."

                  14. Section 17 hereby is amended by deleting the parenthetical language appearing in lines nine and ten and ten and eleven thereof.

                  15. Section 23(a) of the Rights Agreement hereby is amended by inserting the following parenthetical language immediately after the word "Date" in clause (i) thereof:

                  "(or such later date as a majority of the Continuing Directors in office may determine)"

                  16. Section 23(a) of the Rights Agreement hereby is further amended by adding the following new sentence at the end thereof:

                  "Notwithstanding anything contained in this Agreement to the contrary, the Rights shall not be exercisable pursuant to Section ll(a)(ii) prior to the expiration of the Company's right of redemption hereunder."

                  17. Section 26 of the Rights Agreement hereby is amended by deleting the period at the end thereof and inserting in its place the following:

         "(other than an Acquiring Person or any Affiliate or Associate of an Acquiring Person), provided, however, that this Agreement may be amended or supplemented following the Distribution Date only with the approval of a majority of the Continuing Directors and only if the Continuing Directors constitute a majority of the number of directors then in office."

                  18. Exhibits A and B to the Rights Agreement hereby are amended to read in their entirety as set forth on Exhibits A-l and B-l attached hereto, respectively. All references in the Rights Agreement to the "Series A Junior Participating Preferred Stock" or the "Preferred Stock" shall be deemed to refer to the Series A Junior Preferred Stock, the terms and provisions of which are set forth in Exhibit A-1 hereto.

                  19. This First Amendment may be executed in any number of counterparts and each of such counterparts shall for all purposes be deemed to be an original, and all such counterparts shall together constitute but one and the same instrument.

                  20. Except as specifically provided in this First Amendment to the Rights Agreement, the Rights Agreement shall remain in full force and effect and shall in no way be amended, modified or affected.

                  IN WITNESS WHEREOF, the parties hereto have caused this First Amendment to the Rights Agreement to be duly executed, all as of the day and year first above written.

                                                      PFIZER INC.

                                             By:

                                                ------------------------------
                                                      Edmund T. Pratt, Jr.
                                                      Chairman of the Board

Attest:

       ---------------------------
                   (seal)

                                             THE CHASE MANHATTAN BANK, N.A.

                                             By:

                                                 -----------------------------


Attest:

       ---------------------------
                   (seal)










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